Exhibit 99.1

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Contact Information:

Investors:

Laurie W. Little

laurie.little@valeant.com

or

Elif McDonald

elif.mcdonald@valeant.com

514-856-3855

877-281-6642 (toll free)

Media:

Renée Soto

or

Chris Kittredge/Jared Levy

Sard Verbinnen & Co.

212-687-8080

VALEANT PHARMACEUTICALS REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

•	Total Revenues of $2.4 billion, an increase of 9% versus the first quarter of 2015 (restated)
•	GAAP EPS ($1.08); Adjusted EPS (non-GAAP) $1.27
•	GAAP Cash Flow from Operations was $558 million, an increase of 14% versus the first quarter of 2015 (restated)
•	Updated Full Year 2016 Guidance:
¡	Total Revenue updated to $9.9 - $10.1 billion from $11.0 - $11.2 billion
¡	Adjusted EPS (non-GAAP) updated to $6.60-$7.00 from $8.50 - $9.50
¡	Adjusted EBITDA (non-GAAP) is updated to $4.80 - $4.95 billion from $5.6 - $5.8 billion

LAVAL, Quebec, June 7, 2016 – Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) (“Valeant” or the “Company”) today announced first quarter 2016 financial results and updated 2016 guidance.

“The first quarter’s results reflect, in part, the impact of significant disruption this organization has faced over the past nine months,” said Joseph Papa, chairman and chief executive officer. “This has been a difficult period for Valeant and its stakeholders, and while there are some challenges to work through in certain business operations in 2016, such as our U.S. dermatology unit, the majority of our businesses are performing according to expectations.

“While we recognize that we did not meet the timeline for filing our first quarter results, with our filing expected this week, we will be current in our financial reporting,” continued Papa. “We have made progress toward stabilizing the organization over the past few months, and we expect to file our financial results in a timely manner going forward. Valeant has a portfolio of world class brands, a strong new product pipeline and dedicated leaders who are committed to doing what is right and what is necessary to turn this company around by re-engaging our workforce, rebuilding our relationships with prescribers, patients and payors, and regaining the trust of our debtholders and shareholders.”

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Total Revenues

Total revenues increased $202 million, or 9%, to $2.37 billion in the first quarter of 2016, primarily due to the effect of acquisitions completed in 2015 and their subsequent growth under Valeant’s ownership. This increase was primarily offset by a negative foreign currency impact of $52 million and a negative impact from divestitures and discontinuations of $22 million. On an organic basis, total revenues declined $289 million in the first quarter of 2016 from the remainder of the existing business.

In the Developed Markets segment, revenues increased $186 million primarily from the acquisitions of Salix Pharmaceuticals, Ltd. (Salix) and certain assets of Dendreon Corporation and their subsequent growth under Valeant’s ownership of $513 million, primarily offset by declining volumes in the neurology portfolio and lower volumes in dermatology of $208 million.

In the Emerging Markets segment, revenues increased $15 million, primarily from the acquisition of Amoun Pharmaceutical Company S.A.E. of $59 million, partially offset by a negative foreign currency exchange impact.

Operating Expenses

Cost of goods sold, excluding amortization, as a percentage of product sales, increased to 27% for the first quarter of 2016 as compared to 24% for the first quarter of 2015 (restated) primarily due to an unfavorable foreign currency exchange impact in the first quarter of 2016, lower high-margin dermatology revenues due to changing market dynamics and the addition of lower margin products acquired in 2015, partially offset by increased margins in the neurology and other portfolio, as well as the addition of the Salix portfolio acquired in 2015.

Selling, general and administrative expenses (“SG&A”) increased $239 million, or 42%, to $813 million in the first quarter of 2016. As a percentage of revenue, SG&A was 34% in the first quarter of 2016, as compared to 26% in the first quarter of 2015 (restated). SG&A in the first quarter of 2016 was impacted primarily by higher expenses related to acquisitions completed in 2015, as well as expenses related to share-based compensation costs and contractually required termination benefits for the Company’s former Chief Executive Officer, higher expenses to support the U.S. operations, and increased professional fees.

Investment in research and development increased $47 million, or 85%, to $103 million in the first quarter of 2016, primarily due to the development programs related to the Company’s dermatology product portfolio, including IDP-118, as well as brodalumab, an IL-17 receptor monoclonal antibody for patients with moderate-to-severe plaque psoriasis and psoriatic arthritis, and programs acquired in the Salix acquisition.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Net Income (Loss)

Net loss was $373.7 million, or a loss of $1.08 per diluted share for the first quarter of 2016 as compared to net income of $97.7 million, or $0.28 per diluted share in the first quarter of 2015 (restated). Adjusted net income (non-GAAP) was $442.6 million, or $1.27 per diluted share for the first quarter of 2016 as compared to adjusted net income (non-GAAP) of $704.2 million, or $2.05 per diluted share in the first quarter of 2015 (restated).

Cash Flow

GAAP cash flow from operations was $558 million in the first quarter of 2016 as compared to $491 million in the prior year, an increase of 14%.

2016 Guidance

The Company is updating its full year 2016 guidance. Total revenue is expected to be in the range of $9.9 - $10.1 billion. Adjusted EPS (non-GAAP) is expected to be in the range of $6.60 - $7.00. Adjusted EBITDA (non-GAAP) is expected to be in the range of $4.80 - $4.95 billion.

The Company will review quarterly results on a conference call and live webcast today, details are as follows:

Conference Call Details:

Time	8:00 a.m. ET
Webcast	http://ir.valeant.com/events-and-presentations
Participant Event Dial-in	(877) 876-8393 (North America)
(973) 200-3961 (International)
Participant Passcode	88949054
Replay Dial-in	(855) 859-2056 (North America)
(404) 537-3406 (International)
Replay Passcode	88949054 (Replay available until 06/15/2016)

About Valeant

Valeant Pharmaceuticals International, Inc. (NYSE/TSX:VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of dermatology, gastrointestinal disorders, eye health, neurology and branded generics. More information about Valeant can be found at www.valeant.com.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

Forward-looking Statements

This press release may contain forward-looking statements, including, but not limited to, statements regarding Valeant’s future prospects and performance (including guidance with respect to total revenue, adjusted EBITDA (non-GAAP) and adjusted EPS (non-GAAP)) and the timing of Valeant’s future financial reporting. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in the Company’s most recent annual or quarterly report and detailed from time to time in Valeant’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes, unless required by law.

Non-GAAP Information

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures including (i) Adjusted net income, (ii) Adjusted earnings per share (“EPS”), (iii) Revenue excluding currency impact, (iv) Cost of goods sold excluding fair value step-up adjustment to inventory and other, (v) Organic growth, and (vi) Adjusted EBITDA. The reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables below. However, other than with respect to total revenue, the Company only provides guidance on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring, integration and acquisition-related expenses, share-based compensation amounts, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Management uses these non-GAAP measures as key metrics in the evaluation of Company performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures are useful to investors in their assessment of our operating performance and the valuation of our company. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors. However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described below. Therefore, the

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. GAAP net income and GAAP EPS are significantly less than Adjusted net income (non-GAAP) and Adjusted EPS (non-GAAP).

(i) Adjusted net income and (ii) Adjusted EPS:

Management uses Adjusted net income attributable to Valeant Pharmaceuticals International, Inc. and Adjusted EPS for strategic decision making, forecasting future results and evaluating current performance. In addition, cash bonuses for the Company’s executive officers are based, in part, on the achievement of certain Adjusted EPS targets. Such non-GAAP measures exclude the impact of certain items (as further described below) that may obscure trends in the Company’s underlying performance. By disclosing these non-GAAP measures, management intends to provide investors with a meaningful, consistent comparison of the Company’s operating results and trends for the periods presented. Management believes these measures are also useful to investors as such measures allow investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. However, GAAP net income attributable to Valeant Pharmaceuticals International, Inc. and GAAP EPS are significantly less than Adjusted net income attributable to Valeant Pharmaceuticals International, Inc. (non-GAAP) and Adjusted EPS (non-GAAP).

Adjusted net income and Adjusted EPS reflect adjustments based on the following items:

•

Inventory step-up and property, plant and equipment (PP&E) step-up/down: The Company has excluded the impact of fair value step-up/down adjustments to inventory and PP&E in connection with business combinations as such adjustments represent non-cash items in the current quarter, and the amount and frequency is not consistent and is significantly impacted by the timing and size of our acquisitions.

•

Share-based compensation: The Company has excluded the impact of previously accelerated vesting of certain share-based equity instruments as such impact is not reflective of the ongoing and planned pattern of recognition for such expense.

•

Acquisition-related contingent consideration: The Company has excluded the impact of acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments is not consistent and is significantly impacted by the timing and size of our acquisitions, as well as the nature of the agreed-upon consideration.

•

In-Process research and development impairments and other charges: The Company has excluded expenses associated with acquired in-process research and development impairments and other charges, as these amounts are inconsistent in amount and frequency and are significantly impacted by the timing, size and nature of acquisitions. Although expenses associated with acquired in-process research and development impairments and other charges are generally not recurring with respect to past acquisitions, the Company may incur these expenses in connection with any future acquisitions.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

•

Other income/(expense): The Company has excluded certain other expenses that are the result of other, non-comparable events to measure operating performance, primarily including costs associated with the termination of certain supply and distribution agreements, legal settlements and related fees, post-combination expenses associated with business combinations for the acceleration of employee stock awards and/or cash bonuses, loss upon deconsolidation of Philidor (as defined below) and gains/losses from the sale of assets and businesses. These events arise outside of the ordinary course of continuing operations. The Company believes the exclusion of such amounts allows management and the users of the financial statements to better understand the financial results of the Company.

•

Restructuring, integration, acquisition-related expenses and other costs: In recent years, the Company completed a number of acquisitions, which resulted in operating expenses which would not otherwise have been incurred. The Company has excluded certain restructuring, integration and other acquisition-related expense items resulting from acquisitions (including legal and due diligence costs) to allow more comparable comparisons of the financial results to historical operations and forward-looking guidance. Such costs are generally not relevant to assessing or estimating the long-term performance of the acquired assets as part of the Company, and are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions. In addition, the frequency and amount of such charges vary significantly based on the size and timing of the acquisitions and the maturities of the businesses being acquired. Also, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of such expenses, may not be indicative of the size, complexity and/or volume of any future acquisitions. By excluding the above referenced expenses from our non-GAAP measures, management is better able to evaluate the Company’s ability to utilize its existing assets and estimate the long-term value that acquired assets will generate for the Company. Furthermore, the Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance.

•

Amortization and impairments of finite-lived intangible assets: The Company has excluded the impact of amortization and impairments of finite-lived intangible assets, as such non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. The Company believes that the adjustments of these items more closely correlate with the sustainability of the Company’s operating performance. Although the Company excludes amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets and potential impairment charges.

•

Other Non-GAAP Charges: The Company has excluded certain costs associated with the wind-down of the arrangements with Philidor Rx Services, LLC (“Philidor”), costs of legal proceedings, investigations and inquiries respecting certain of our distribution, marketing, pricing, disclosure and accounting practices, including our former relationship with Philidor, CEO termination benefits, and certain accelerated depreciation expenses. In the first quarter of 2016, the Company also excluded revenue related to Philidor for January 2016. The Company believes that the exclusion of such amounts allows management and the users of the financial statements to better understand the financial results of the Company.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

•

Amortization of deferred financing costs and debt discounts: The Company has excluded amortization of deferred financing costs and debt discounts as this represents a non-cash component of interest expense.

•

Loss on extinguishment of debt: The Company has excluded loss on extinguishment of debt as this represents a non-cash charge, and the amount and frequency of such charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.

•	Foreign exchange and other: The Company has excluded the impact of foreign currency fluctuations primarily related to intercompany financing arrangements in evaluating company performance.

•	Tax: The Company has included the tax impact of the non-GAAP adjustments using an annualized effective tax rate.

(iii) Revenue excluding currency impact:

Management uses this non-GAAP measure to calculate organic growth and assess performance of its business units, and the Company in total, without the impact of foreign currency exchange fluctuations. In the first quarter of 2016, the Company also excluded revenue related to Philidor for January 2016. Such measure is useful to investors as it allows for a more consistent period-to-period comparison of our revenue.

(iv) Cost of goods sold excluding fair value step-up adjustment to inventory and other:

Management uses this non-GAAP measure to assess cost of goods sold as a percentage of sales for its reportable segments, and the Company in total, without the impact of fair-value adjustments to inventory and PP&E in connection with business combinations, and integration-related inventory charges and technology transfer costs. Such measure is useful to investors as it allows for a more consistent period-to-period comparison of costs.

(v) Organic Growth:

Organic growth measures growth rates for our businesses. The most directly comparable GAAP financial measure is change in total revenue (GAAP) over the applicable period. We show organic growth on both a same store sales basis and a pro forma basis. Same store sales organic growth provides growth rates for businesses that have been owned for one year or more. Pro forma organic growth provides year over year growth rates for the entire business, including those that have been acquired within the last year. Management uses organic growth in assessing growth rates for its business and evaluating current performance, as well as forecasting future results. By disclosing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of revenue trends.

The calculation of organic growth primarily includes the following adjustments to total revenue (GAAP):

•	Foreign currency: The Company excludes the impact of foreign currency fluctuations when evaluating year over year revenue growth to show a more consistent period-to-period comparison of our revenue.

International Headquarters

2150 St. Elzéar Blvd. West

Laval, Quebec H7L 4A8

Phone: 514.744.6792

Fax: 514.744.6272

•

Divestitures and discontinuations: The Company excludes revenues associated with divestitures and discontinuations from prior year results to allow for a more consistent period-to-period comparison of our revenue.

•

Acquisitions: In calculating same store sales organic growth, the Company excludes revenues associated with acquisitions from the current year GAAP revenues for the period in which they are not comparable to the prior year. In calculating pro forma organic growth, the Company includes revenues associated with acquisitions to the prior year GAAP revenues for the period in which they are not comparable to the current year. Such measures are useful to investors as it allows for a more consistent period-to-period comparison of our revenue.

•

Other Revenue: The Company excludes Other revenue in calculating organic growth on the basis that such revenue (which includes revenue from contract manufacturing and royalties) is not reflective of the growth in the Company’s core businesses.

(vi) Adjusted EBITDA:

Adjusted EBITDA is net income (its most directly comparable GAAP financial measure) adjusted for certain items, as further described below. Management uses this non-GAAP measure as part of its guidance and to forecast future results. Management also believes Adjusted EBITDA is a useful measure to evaluate current performance. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding anticipated non-operational, non-cash or non-recurring losses or gains.

Adjusted EBITDA reflects, as applicable, the adjustments reflected in Adjusted EPS (see disclosure above). In addition, the Company excludes the impact of costs relating to share-based compensation. Due to subjective assumptions and a variety of award types, the Company believes that the exclusion of share-based compensation expense, which is typically non-cash, allows for more meaningful comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted. Finally, to the extent not already adjusted for, Adjusted EBITDA reflects adjustments for interest, taxes, depreciation and amortization (EBITDA represents earnings before interest, taxes, depreciation and amortization).

Financial Tables Follow

###

Valeant Pharmaceuticals International, Inc.	Table 1
Condensed Consolidated Statements of (Loss) Income
For the Three Months Ended March 31, 2016 and 2015 (restated)
(unaudited)

	Three Months Ended
	March 31,
(In millions)	2016	2015 (restated)
Product sales	$2,336.1	$2,126.1
Other revenues	35.5	44.0

Total revenues	2,371.6	2,170.1

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	620.2	507.9
Cost of other revenues	9.7	14.3
Selling, general and administrative (“SG&A”)	812.6	573.8
Research and development	103.1	55.8
Acquisition-related contingent consideration	2.4	7.1
In-process research and development impairments and other charges	0.5	—
Other expense	22.6	6.1
Restructuring, integration, acquisition-related and other costs	39.8	68.9
Amortization and impairments of finite-lived intangible assets	694.5	365.2

	2,305.4	1,599.1

Operating income	66.2	571.0
Interest expense, net	(425.7)	(296.9)
Loss on extinguishment of debt	—	(20.0)
Foreign exchange and other	(6.2)	(71.1)

(Loss) Income before provision for income taxes	(365.7)	183.0
Provision for income taxes	7.2	84.5

Net (loss) income	(372.9)	98.5
Less: Net income attributable to noncontrolling interest	0.8	0.8

Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$(373.7)	$97.7

(Loss) Earnings per share:
Basic:
(Loss) Earnings	$(1.08)	$0.29

Shares used in per share computation	344.9	336.8

Diluted:
(Loss) Earnings	$(1.08)	$0.28

Shares used in per share computation	344.9	343.4

Valeant Pharmaceuticals International, Inc.	Table 2
Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP (j)
For the Three Months Ended March 31, 2016 and 2015 (restated)
(unaudited)

	Three Months Ended
	March 31,
(In millions)	2016	2015 (restated)
Net (loss) income attributable to Valeant Pharmaceuticals International, Inc.	$(373.7)	$97.7
Non-GAAP adjustments:
Inventory step-up (a)	28.9	24.5
Property, plant and equipment (“PP&E”) step-up/down (b)	2.8	6.5
Share-based compensation (c)	(0.9)	8.5
Acquisition-related contingent consideration	2.4	7.1
In-process research and development impairments and other charges	0.5	—
Other expense (d)	22.6	6.1
Restructuring, integration, acquisition-related and other costs (e)	39.8	68.9
Amortization and impairments of finite-lived intangible assets	694.5	365.2
Other non-GAAP charges (f)	77.4	3.8

	868.0	490.6
Amortization of deferred financing costs and debt discounts (g)	20.5	90.5
Loss on extinguishment of debt	—	20.0
Foreign exchange and other (h)	(1.5)	76.0
Tax effect of non-GAAP adjustments (i)	(70.7)	(70.6)

Total non-GAAP adjustments	816.3	606.5
Adjusted net income non-GAAP attributable to Valeant Pharmaceuticals International, Inc. (j)	$442.6	$704.2

GAAP (loss) earnings per share - diluted	$(1.08)	$0.28

Adjusted earnings per share non-GAAP - diluted (j)	$1.27	$2.05

Shares used in diluted per share calculation - GAAP earnings per share	344.9	343.4

Shares used in diluted per share calculation - Adjusted earnings per share non-GAAP	349.7	343.4

(a)	See footnote (c) to Table 2a.
(b)	See footnote (d) to Table 2a.
(c)	See footnote (e) to Table 2a.
(d)	See footnote (f) to Table 2a.
(e)	See footnote (g)(h) to Table 2a.
(f)	See footnote (b)(d)(e) to Table 2a.
(g)	See footnote (i) to Table 2a.
(h)	See footnote (j) to Table 2a.
(i)	See footnote (k) to Table 2a.
(j)	See footnote (a) to Table 2a.

Valeant Pharmaceuticals International, Inc.	Table 2a
Reconciliation of GAAP EPS to Adjusted EPS Non-GAAP (a)
For the Three Months Ended March 31, 2016 and 2015 (restated)
(unaudited)

	Non-GAAP Adjustments(a) for
	Three Months Ended
	March 31,
(In millions)	2016		2015 (restated)
Product sales	$(1.9	)(b)	$—
Other revenues	—		—

Total revenues	(1.9)		—

Cost of goods sold (exclusive of amortization and impairments of finite-lived intangible assets shown separately below)	(34.1	)(c)(d)	(34.1	)(c)(d)
Cost of other revenues	—		—
Selling, general and administrative (“SG&A”)	(75.7	)(e)	(8.9	)(e)
Research and development	(0.3)		(0.3)
Acquisition-related contingent consideration	(2.4)		(7.1)
In-process research and development impairments and other charges	(0.5)		—
Other expense	(22.6	)(f)	(6.1	)(f)
Restructuring, integration, acquisition-related and other costs	(39.8	)(g)	(68.9	)(h)
Amortization and impairments of finite-lived intangible assets	(694.5)		(365.2)

	(869.9)		(490.6)

Operating income	868.0		490.6
Interest expense, net	20.5	(i)	90.5	(i)
Loss on extinguishment of debt	—		20.0
Foreign exchange and other	(1.5	)(j)	76.0	(j)

Income before provision for income taxes	887.0		677.1
Tax effect of non-GAAP adjustments	(70.7	)(k)	(70.6	)(k)

Total non-GAAP adjustments to net income attributable to Valeant Pharmaceuticals International, Inc.	$816.3		$606.5

Non-GAAP adjustments to Earnings per share:
Diluted:
Total non-GAAP adjustments to earnings	$2.33		$1.77

Shares used in per share computation	349.7		343.4

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. The figures for GAAP net income and GAAP earnings per share are significantly less than non-GAAP adjusted net income and non-GAAP adjusted earnings per share. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
(b)	Product sales of $1.9 million represent Philidor Rx Services, LLC sales through the deconsolidation as of January 31, 2016.
(c)	ASC 805, Business Combinations, requires inventory to be recorded at fair value, resulting in an inventory step-up whose total impact for the three months ended March 31, 2016 is $28.9 million, primarily due to the acquisitions of Salix Pharmaceuticals, Ltd. on April 1, 2015 and Amoun Pharmaceutical Company S.A.E. on October 19, 2015. For the three months ended March 31, 2015 (restated), the impact of inventory fair value step-up is $24.5 million, primarily due to the acquisition of certain assets from Marathon Pharmaceuticals, LLC on February 10, 2015.
(d)	For the three months ended March 31, 2016 and 2015 (restated), cost of goods sold includes $3.3 million and $3.3 million, respectively, of costs associated with integration related technology transfers and depreciation resulting from PP&E step up of $1.9 million and $6.2 million, respectively, primarily relating to the acquisition of Bausch & Lomb Holdings Incorporated.
(e)	For the three months ended March 31, 2016, SG&A of $75.7 million primarily includes $25.3 million for share-based compensation associated with the CEO termination (however, since the performance threshold was not met, no value was ultimately received by the CEO), $9.7 million of contractual CEO cash severance payment, $29.0 million of legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests relating to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices, $6.7 million of accelerated depreciation expense related to fixed assets acquired in the Salix Pharmaceuticals, Ltd. acquisition and Philidor Rx Services, LLC operating expenses of $5.3 million through the deconsolidation as of January 31, 2016, slightly offset by $0.9 million of share-based compensation which reflects the impact of previously accelerated vesting of certain share-based equity instruments. For the three months ended March 31, 2015 (restated), SG&A of $8.9 million primarily includes $8.5 million of share-based compensation which reflects acceleration of certain equity instruments.
(f)	For the three months ended March 31, 2016, other expense of $22.6 million primarily relates to an $18.4 million loss recognized upon the deconsolidation of Philidor Rx Services, LLC as of January 31, 2016, $1.9 million loss on sale of fixed assets and $1.6M related to legal settlements and related fees. For the three months ended March 31, 2015 (restated), other expense of $6.1 million relates to additional expenses for the divestiture of filler and toxin assets and legal settlements and related fees.
(g)	For the three months ended March 31, 2016, restructuring, integration, acquisition-related and other costs of $39.8 million primarily relates to the acquisitions of Salix Pharmaceuticals, Ltd., internal Company initiatives and Synergetics USA, Inc. These include $24.6 million of contract terminations, integration consulting, transition services, duplicative labor and other, $9.5 million of facility closure costs, $2.8 million of employee severance costs, $1.8 million of acquisition costs and $1.1 million of other, including non-personnel manufacturing integration costs.
(h)	For the three months ended March 31, 2015 (restated), restructuring, integration, acquisition-related and other costs of $68.9 million primarily relates to the acquisitions of certain assets of Dendreon Corporation, Bausch & Lomb Holdings Incorporated, Medicis Pharmaceutical Corporation LLC, certain assets from Marathon Pharmaceuticals and Salix Pharmaceuticals, Ltd. These include $24.8 million of contract terminations, integration consulting, transition services, duplicative labor and other, $24.8 million of employee severance costs, $13.9 million of acquisition costs, $3.1 million of other, $1.6 million of facility closure costs and $0.7 million of non-personnel manufacturing integration costs.
(i)	Non-cash interest expense associated with amortization of deferred financing costs and debt discounts for the three months ended March 31, 2016 and 2015 (restated) is $20.5 million and $10.5 million, respectively. The three months ended March 31, 2015 also includes a $72.0 million write-down of deferred finance costs and $8.0 million of interest expense resulting from the acquisition of Salix Pharmaceuticals, Ltd.
(j)	Foreign exchange loss/(gain) on intercompany financing arrangements for the three months ended March 31, 2016 and 2015 (restated) is ($1.5) million and $49.4 million, respectively. The three months ended March 31, 2015 (restated) also includes unrealized foreign exchange loss of $26.6 million relating to a foreign currency forward-exchange contract.
(k)	Adjusted amounts represent adjusted pretax income multiplied by our effective tax rate for the three months ended March 31, 2016 and 2015 (restated). The effective tax rate was derived by reference to statutory rates in the regions in which the Company operates.

Valeant Pharmaceuticals International, Inc.	Table 2b
Reconciliation of GAAP Net Income to Adjusted EBITDA (non-GAAP) (a)
For the Three Months Ended March 31, 2016 and 2015 (restated)
(unaudited)

	Adjusted EBITDA (non-GAAP) (a)
	Three Months Ended
	March 31,
	2016	2015 (restated)
Net income (loss) attributable to Valeant Pharmaceuticals International, Inc.	$(373.7)	$97.7
Interest expense, net	425.7	296.9
Provision for income taxes	7.2	84.5
Depreciation and amortization including impairments of finite-lived intangible assets	746.8	407.0
EBITDA	$806.0	$886.1
Adjustments:
Restructuring, integration, acquisition-related and other costs	39.8	68.9
In-process research and development impairments and other charges	0.5	—
Share-based compensation	63.5	35.0
Inventory Step-up	28.9	24.5
Acquisition-related contingent consideration	2.4	7.1
Loss on extinguishment of debt	—	20.0
Foreign exchange and other	(1.5)	76.0
Other expense	22.6	6.1
Other non-GAAP charges (b)	45.4	3.3

Adjusted EBITDA (non-GAAP) (a)	$1,007.6	$1,127.0

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
(b)	For the three months ended March 31, 2016 and 2015 (restated), other non-GAAP charges includes $3.3 million and $3.3 million, respectively, of costs associated with integration related technology transfers. For the three months ended March 31, 2016, other non-GAAP charges include $29.0 million of legal and other professional fees incurred in connection with recent legal and governmental proceedings, investigations and information requests relating to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices, $9.7 million of contractual CEO cash severance payment, and Philidor Rx Services, LLC operating expenses of $5.3 million through the deconsolidation as of January 31, 2016, offset by Philidor Rx Services, LLC product sales of $1.9 million through the deconsolidation as of January 31, 2016.

Valeant Pharmaceuticals International, Inc.	Table 3
Statement of Revenues - by Segment
For the Three Months Ended March 31, 2016 and 2015 (restated)
(unaudited)
(In millions)

	Three Months Ended
	March 31,
	2016 GAAP	2015 (restated) GAAP	% Change	2016 currency impact and other (a)	2016 excluding currency impact and other non-GAAP (b)	% Change
Revenues
Dermatology	$228.6	$398.5	-43%	$(1.9)	$226.7	-43%
Consumer	156.7	155.5	1%	—	156.7	1%
Ophthalmology Rx	90.7	129.1	-30%	—	90.7	-30%
Contact Lenses	52.1	47.7	9%	—	52.1	9%
Surgical	60.6	48.1	26%	—	60.6	26%
Neuro & Other/Generics	544.7	539.3	1%	—	544.7	1%
Dental	38.4	34.8	10%	—	38.4	10%
Oncology/Urology	71.7	30.1	138%	—	71.7	138%
Gastrointestinal	343.0	—		—	343.0
Total U.S.	1,586.5	1,383.1	15%	(1.9)	1,584.6	15%
ROW Developed	343.4	360.5	-5%	13.2	356.6	-1%

Developed Markets	1,929.9	1,743.6	11%	11.3	1,941.2	11%
Emerging Markets-Europe/Middle East/Africa	232.4	212.3	9%	16.1	248.5	17%
Emerging Markets-Latin America	79.6	88.9	-10%	21.1	100.7	13%
Emerging Markets-Asia	129.7	125.3	4%	7.1	136.8	9%

Emerging Markets	441.7	426.5	4%	44.3	486.0	14%

Total revenues	$2,371.6	$2,170.1	9%	$55.6	$2,427.2	12%

(a)	Currency effect for constant currency sales is determined by comparing 2016 reported amounts adjusted to exclude currency impact, calculated using 2015 monthly average exchange rates, to the actual 2015 (restated) reported amounts. Product sales of $1.9 million represent Philidor Rx Services, LLC sales through the deconsolidation as of January 31, 2016.
(b)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.

Valeant Pharmaceuticals International, Inc.	Table 4
Reconciliation of GAAP Cost of Goods Sold to Non-GAAP Cost of Goods Sold - by Segment
For the Three Months Ended March 31, 2016
(unaudited)
(In millions)

4.1 Cost of goods sold
	Three Months Ended
	March 31,
	2016 as reported GAAP	% of product sales	2016 fair value step- up adjustment to inventory and other non- GAAP (a) (b)	2016 excluding fair value step- up adjustment to inventory and other non-GAAP (a)	% of product sales
Developed Markets	$421.5	22%	$31.7	$389.8	21%
Emerging Markets	198.7	46%	2.4	196.3	45%

	$620.2	27%	$34.1	$586.1	25%

(a)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
(b)	Developed Markets include $27.2 million of fair value step-up amortization related to inventory, depreciation resulting from a PP&E step up of $1.3 million and $3.2 million of integration related inventory and technology transfer costs. Emerging Markets include $1.7 million of fair value step-up amortization related to inventory, $0.6 million of depreciation resulting from a PP&E step up and $0.1 million of integration related inventory and technology transfer costs.

Valeant Pharmaceuticals International, Inc.	Table 5
Consolidated Balance Sheet and Other Data (unaudited)
(In millions)

5.1 Cash

	As of	As of
	March 31,	December 31,
	2016	2015
Cash and cash equivalents	$1,310.4	$597.3
Debt
Revolving Credit Facility	$1,450.0	$250.0
Series A-1 Tranche A Term Loan Facility	—	140.4
Series A-2 Tranche A Term Loan Facility	—	137.3
Series A-3 Tranche A Term Loan Facility	1,780.6	1,881.5
Series A-4 Tranche A Term Loan Facility	939.4	951.3
Series D-2 Tranche B Term Loan Facility	1,089.2	1,087.5
Series C-2 Tranche B Term Loan Facility	836.4	835.1
Series E-1 Tranche B Term Loan Facility	2,532.1	2,531.2
Series F Tranche B Term Loan Facility	4,047.8	4,055.8
Senior Notes	19,290.7	19,206.0
Other	12.3	12.3

	31,978.5	31,088.4
Less: current portion	(675.1)	(823.0)

Total long-term debt	$31,303.4	$30,265.4

GAAP Cash Flow
	Three Months Ended
	March 31,
	2016	2015 (restated)
GAAP Cash Flow from Operations	$558.1	$491.1

5.2 Restructuring, integration, acquisition-related and other costs

	Three Months Ended
	March 31, 2016
by project type	Cash Paid	Expensed
Salix Pharmaceuticals, Ltd.	$19.5	$21.4
Western Europe reorganization	5.8	5.5
Dendreon Corporation	3.5	1.0
Synergetics USA, Inc.	3.2	2.8
Solta reorganization	1.7	1.8
Other (Various deals)	5.4	7.3

Total	$39.1	$39.8

by expense type	Cash Paid
Severance payments	$17.8
Integration related consulting, duplicative labor, transition services, and other	17.4
Facility closure costs, other manufacturing integration and other	3.8
Acquisition-related costs paid to third parties	0.1

Total	$39.1

Valeant Pharmaceuticals International, Inc.	Table 6
Organic Growth (non-GAAP) - by Segment
For the Three Months Ended March 31, 2016
(In Millions)

	As reported
	For the Three Months Ended March 31,
										Organic growth
	(1) Q1 2016	(2) Acq impact	(3) Q1 2016 Same store	(4) Q1 2015 (restated)	(5) Pro Forma Adj	(6) Q1 2015 (restated)	(7) Currency impact Same store (a)	(8) Currency impact Acq (a)	(9) Divestitures / Discontinuations	Pro Forma (1)+(7)+(8) / (6)-(9) (b) (c)	Same store (3)+(7) / (4)-(9) (b) (c)
Total U.S.	1,566.9	506.9	1,060.0	1,361.0	40.8	1,401.8	—	—	10.6	12.6%	-21.5%
ROW Developed	332.8	6.5	326.3	348.7	0.8	349.5	12.3	0.2	2.5	-0.5%	-2.2%
Developed Markets (d)	1,899.7	513.4	1,386.3	1,709.7	41.6	1,751.3	12.3	0.2	13.2	10.0%	-17.6%
Emerging Markets	436.4	58.7	377.7	416.4	61.1	477.5	38.6	5.5	8.6	2.5%	2.1%

Total product sales	2,336.1	572.1	1,764.0	2,126.1	102.7	2,228.8	50.9	5.7	21.8	8.4%	-13.8%

(a)	Currency effect for constant currency sales is determined by comparing 2016 reported amounts adjusted to exclude currency impact, calculated using 2015 monthly average exchange rates, to the actual 2015 (restated) reported amounts.
(b)	To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, please refer to the body of the press release to which these tables are attached.
(c)	Organic Growth Definitions:

Pro Forma (PF): This measure provides year over year growth rates for the entire business, including those that have been acquired within the last year.

((Current Year Total product sales + YoY FX impact) – (Prior Year Total product sales + Pro Forma impact of acquisitions within the last year - divestitures or discontinuations))/(Prior Year Total product sales + Pro Forma impact of acquisitions within the last year - divestitures or discontinuations).

Same Store (SS): This measure provides growth rates for businesses that have been owned for one year or more.

((Current Year Total product sales – acquisitions within the last year + YoY FX impact)- (Prior Year Total product sales – divestitures & discontinuations))/( Prior Year Total product sales – divestitures & discontinuations)

(d)	Includes Salix Pharmaceuticals, Ltd. post-acquisition revenue of $388.2M for Q1’16 QTD and ($41.2M) Q1’15 QTD included in the pro forma revenue calculation.